Exhibit 99(a)
                   AMENDMENT TO AGREEMENT AND PLAN
                     OF CONTRIBUTION AND MERGER

     THIS AMENDMENT TO AGREEMENT AND PLAN OF CONTRIBUTION AND MERGER (hereinafter called this "Amendment"), is entered into as of April 4, 1995, among Nextel Communications, Inc., a Delaware corporation (the "Company") Motorola, Inc. a Delaware corporation, ("Motorola"), ESMR, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of Motorola ("New Sub"), ESMR Sub, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of New Sub ("ESMR Sub"), the other Subsidiaries of Motorola listed as signatories hereto (the "Motorola SMR Subsidiaries"), and is made with reference to that certain Agreement and Plan of Contribution and Merger dated August 4, 1994, as amended (the "Contribution and Merger Agreement") among the Company, Motorola, New Sub, ESMR Sub and the Motorola SMR Subsidiaries (collectively, the "Parties"). Capitalized terms used herein shall have the meanings assigned in the Contribution and Merger Agreement unless otherwise defined herein.

     WHEREAS, the Company, Craig O. McCaw and Digital Radio L.L.C., a Washington limited liability company ("Investor"), (i) have entered into a Securities Purchase Agreement dated as of April 4, 1995 (as in effect as of the date hereof, the "Securities Purchase Agreement"), and (ii) have agreed to enter into those certain Option Agreements attached as exhibits to the Securities Purchase Agreement, each of which shall be dated as of the date of the Closing of the Securities Purchase Agreement (as defined therein) (the "Option Agreements").

     WHEREAS, it is the mutual understanding of the Parties that upon the closing of the Securities Purchase Agreement the Investor will be a Strategic Investor under the Contribution and Merger Agreement.

     WHEREAS, the Parties desire to supplement and amend the Contribution and Merger Agreement to reflect the transaction contemplated by the Securities Purchase Agreement and provide for certain other agreements among the Parties.

     NOW, THEREFORE in consideration of the premises and of the agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

     1. LIQUIDITY EVENT. Motorola agrees to waive its right to a Liquidity Event under Section 7.16 (a) (B) of the Contribution and Merger Agreement solely with respect to the Securities Purchase Agreement and only to the extent the transactions thereby are consummated in accordance with the terms thereof as of the date hereof (or as otherwise agreed by Motorola); provided, however, that (a) Motorola shall retain its rights set forth in
Section 7.9 of the Contribution and Merger Agreement (except that, subject to ratification by the Company's Board of Directors, effective upon the Closing of the Securities Purchase Agreement (as defined therein), (i) Section 7.9 (a) of the Contribution and Merger Agreement is amended to provide that the New Sub Board of Directors shall include two members who are designated by Motorola so long as Motorola owns 5% of the outstanding New Sub Shares, (ii) all references to "Motorola Nominee" in the Contribution and Merger Agreement and this Amendment shall be deemed to mean and include such two designees of Motorola and (iii) Section 7.9 (b) of the Contribution and Merger Agreement is amended to provide that, upon the election of a designee of the Motorola Transferee to the New Sub Board of Directors pursuant to Section 7.9 (b) of the Contribution and Merger Agreement, Motorola shall cause on of its two designees on the New Sub Board of Directors to resign and the term "Motorola Nominee" in the Contribution and Merger Agreement and this Amendment shall thereafter refer to one designee of Motorola), and (b) upon the Closing of the Securities Purchase Agreement, Motorola's rights under Section 7.13 and the restrictions on Motorola set forth in Sections 7.12 and 7.14 of the Contribution and Merger Agreement shall terminate. The provisions of Section
7.16 of the Contribution and Merger Agreement shall remain in full force and effect with respect to any other Strategic Investor (other than AT&T Corporation and its Affiliates) and with respect to Investor insofar as the terms of its investment are amended or modified in any respect from those set forth in the Securities Purchase Agreement as of the date hereof or as otherwise agreed by Motorola.

     2. OPERATIONS COMMITTEE. Until the earlier of the occurrence of any event described in Section 3.5 of the Securities Purchase Agreement or such time as the Operations Committee (as defined in the Securities Purchase Agreement), for whatever reason, no longer exists, Motorola will support the decisions and recommendations of the Operations Committee and will vote its New Sub Shares accordingly, it being understood, however that (a) the Motorola Nominee shall be free to vote as a director in a manner consistent and such director's fiduciary duties, and (b) that after due consultation with the Operations Committee, Motorola shall be free to vote all New Sub Shares held by it, or otherwise act as a stockholder of the Company (or, following the Merger, New Sub), as Motorola reasonably determines to be necessary with respect to the following:

     -     	issues that conflict with Motorola's corporate ethics;

     - issues relating to a conflict of interest between any of Motorola, Nextel, Investor, New Sub and/or their respective Affiliates and any other third party; or

     - where there are circumstances that make it necessary for Motorola to vote in order to protect the value or marketablilty of the New Sub Shares held by it.

     	3. PUBLIC ANNOUNCEMENTS CONCERNING THE TRANSFER OF MOTOROLA SUB SHARES. Neither Motorola nor any Motorola Subsidiary will, except as required by law, make any public statements concerning the Transfer of Motorola New Sub Shares of the type contemplated by Section 7.14 (a) (iv) of the Contribution and Merger Agreement (whether or not Section 7.14 is then in effect).

		     	4.    SECURITIES PURCHASE AGREEMENT.

           Motorola will vote its shares of Nextel which it holds as of the applicable record date in favor of the transactions contemplated by the Securities Purchase Agreement.

     5.     PURCHASE ORDER.

            On March 31, 1995, Nextel placed purchase orders with Motorola for the purchase of certain infrastructure equipment and contemporaneous herewith Nextel has delivered to Motorola a Letter outlining Nextel's commitments to purchase infrastructure equipment prior to December 31, 1995 (in accordance with the terms of such letter, the applicable purchase order (s) and that certain letter agreement dated March 20, 1995 between Motorola and Nextel concerning payment terms).

     6.     FINANCING.

            Notwithstanding Part A, Section 5 of the Equipment Finance Agreement Amendment, Motorola agrees that it will sell it's vendor-debt owed by Nextel (or by any subsidiary of Nextel) only in circumstances such that it retains control of votes or determination of actions required of or discretionary to the creditor group under such vendor financing. Motorola is not aware of any current default by Nextel (or by any subsidiary of Nextel) in any of the Financing and Security Agreements (as defined in the Equipment Finance Agreement Amendment and, for purposes of this Section, including the $165,000,000 OneComm commitment), and agrees that the transactions contemplated by the Securities Purchase Agreement will not constitute a violation of any of the current debt arrangements between Motorola and Nextel. The strategic business plan of Nextel (Version 3.6) (the "Current Plan") is approved by Motorola and Motorola acknowledges that it is based on reasonable assumptions and projections. If Nextel meets the applicable target figures set forth in the finance agreement business plans of the Operating Companies which are approved by Motorola, it will loan to Nextel all such funds available under the Financing and Security Agreements (which, in the aggregate, will equal $685,000,000 upon the consummation of the merger of Nextel and OneComm Corporation), from time to time and subject to the terms and conditions set forth therein. The parties hereby agree to amend the Financing and Security Agreements to extend the term during which funds are available for borrowing thereunder to June 30, 1997 (unless terminated earlier pursuant to the terms thereof).

	     7.     CHANGE IN CAPITALIZATION.

            Section 4.4 of the Contribution and Merger Agreement is hereby amended by deleting in its entirety the existing first proviso appearing therein and substituting therefor the following new first proviso:

      "provided, however, that no adjustment is intended to be made pursuant to be made pursuant to this Section 4.4 by reason of (i) the recapitalization of the Company and/or of New Sub contemplated by the Certificate of Amendment (as such term is defined in the Securities Purchase Agreement); (ii) the issuance of the number of Company Shares and/or of the number and type of other securities of the Company or, following the Merger, New Sub contemplated to be issued as specified in the Securities Purchase Agreement, and (iii) the issuance of the number of Company Shares and/or New Sub Shares currently contemplated to be issued in the Currently Announced Transactions."

     8. ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Section 5.11 (a) is hereby amended by inserting, immediately following existing clause (ii) in the proviso thereto, the following new clause (iii):

            "or (iii) amendments constituting the Certificate of Amendment and the By-Law Amendment (as such terms are defined in the Securities Purchase Agreement)"

     9. CURRENTLY ANNOUNCED TRANSACTIONS. Section 5.19 (a) is hereby amended by deleting in its entirety the existing paragraph immediately following existing clause (viii) thereof, and substituting therefor the following new paragraph:

            "Additionally, between the date hereof and April 4, 1995 the Company (A) has entered into amendments, revisions or supplements to the transaction documents described in the foregoing clauses (i), (iv), (v), (vi),
(vii), and (viii), true and correct copies of which amendments, revisions and/or supplements have been provided to Motorola, (B) has entered into a certain Agreement of Merger and Plan of Reorganization, dated as of February 17, 1995, by and between the Company and Dial Page, a true and correct copy of which has been provided to Motorola ("Dial Page Merger Agreement") and (C) has entered into the Securities Purchase Agreement and certain of the other Transaction Documents (as defined therein). The transactions listed in clauses (i) through (viii), in accordance with the terms and conditions of the related agreements referred to therein, as amended, revised or supplemented pursuant to the agreements referred to in clause (A) above, and the additional transactions contemplated by the Dial Page Merger Agreement and the Securities Purchase Agreement, are herein referred to collectively as the Currently Announced Transactions."

     10. AMENDED CERTIFICATE. Section 8.1(h) of the Contribution and Merger Agreement is hereby amended by replacing the reference to "Section 3.2(a)" with "Section 3.1(a)".

     11. NEXTEL ATTRIBUTABLE SHARES. Section 2.2 (a) is hereby amended by deleting in its entirety existing clause (i) and substituting in place thereof the following new clause (i):

            "(i) 34,300,000 New Sub Shares (the Nextel Attributable Shares"); plus"

     12. CERTAIN DEFINITIONS. (a) The following defined term is hereby inserted in Article I of the Contribution and Merger Agreement, immediately prior to the defined term": The Securities Purchase Agreement dated as of April 4, 1995 by and among the Company, Craig O. McCaw and Digital Radio L.L.C., a Washington limited liability company, as in effect on April 4, 1995".; and

             (b) The defined term "CHANGE OF CONTROL" appearing in Article I of the Contribution and Merger Agreement is hereby amended by deleting the existing parenthetical of clause (d) in such definition and substituting therefor the following parenthetical: "(other than the transactions contemplated by the Securities Purchase Agreement or a Strategic Investor which becomes a Strategic Investor in compliance with Section 7.16 and 7.17 hereof)".

     13. ANTI-DILUTIVE RIGHT. The Company and Motorola agree that Motorola's rights pursuant to the Anti-Dilutive Right set forth in Section
7.13 of the Contribution and Merger Agreement shall be suspended with respect to Proposed Issuances and Interim Proposed Issuances (including without limitation, those contemplated under the Securities Purchase Agreement and the Transaction Agreements referred to therein) between the date of this Amendment and the closing of the Securities Purchase Agreement ("Pre-Closing Issuances"). Subject to the last sentence of this Section 13, if the closing of the transactions contemplated by the Securities Purchase Agreement occurs, Motorola shall have no Anti-Dilutive Right with respect to the Pre-Closing Issuances. If the Securities Purchase Agreement is terminate, (i) the company shall, within five days of such termination, send written notice thereof and of all material terms of any Pre-Closing Issuance (other than Excluded Issuances) which have occurred or were proposed between the date hereof and the date of such notice and (ii) Motorola shall have the right to purchase such number of shares of the Company (or, if the Merger has theretofore occurred, New Sub) at such prices and on such other terms as would have been applicable pursuant to Section 7.13 of the Contribution and Merger Agreement with respect to each such Pre-Closing Issuance. In the event the closing under the Securities Purchase Agreement shall not have occurred prior to March 31, 1996, Motorola shall thereafter have the right, upon written notice to the Company, to terminate the suspension of its Anti-Dilutive Right under the first sentence of this Section 13, whereupon the Company shall within 5 days thereafter deliver a written notice of all material terms of any Pre-Closing Issuances (other than Excluded Issuances) which have occurred or were proposed between the date hereof and the date of such notice and Motorola shall have the right to purchase such number of shares of the Company (or, if the Merger has theretofore occurred, New Sub) at such prices and on such other terms as would have been applicable pursuant to Section 7.13 of the Contribution and Merger Agreement with respect to each such Pre-Closing Issuance, and thereafter (unless and until the closing under the Securities Purchase Agreement) Motorola shall have its rights under Section 7.13 of the Contribution and Merger Agreement.

     14. SWITCH IN TECHNOLOGY. The provisions of Section 7.17 are subject to Section 1.8.5 of the Equipment Purchase Agreement, as amended by Second Amendment to Purchase Agreement, as amended by Second Amendment to Purchase Agreements dated the date hereof.

     15. CONTRIBUTION OF STOCK. In certain cases Motorola has acquired or will acquire stock of a corporation holding Acquired SMR Licenses, as opposed to a direct acquisition of such Acquired SMR Licenses. Nextel agrees that, subject to receipt at Closing of the Contribution and Merger Agreement (and subject to the terms and conditions of the Contribution and Merger Agreement) of an appropriate indemnity agreement from Motorola indemnifying New Sub from liabilities associated with such corporation (s) which are not Applicable SMR Liabilities-Dial Page Territory, Applicable SMR Liabilities-Nextel Territory or Applicable SMR Liabilities-OneComm Territory, as appropriate, Motorola may at Closing of the Contribution and Merger Agreement contribute the stock of such corporations and shall thereby be deemed to have contributed the Acquired SMR Licenses owned by such corporations.

     16. EFFECTIVE DATE. The provisions set forth in Sections 4, 5, 7, 8, 9, 10, 11, 12, 13, 15, 16, 17, 18 and 19 shall become effective as of the date hereof; provided, that in the event that the Securities Purchase Agreement is terminated such Sections shall terminate and shall no longer be enforceable. The provisions set forth in Sections 1, 2, 3, 6 and 14 of this Amendment are conditioned upon and will not be effective until the Closing of the Securities Purchase Agreement (as defined therein) in accordance with the terms thereof as of the date hereof.

     17. EFFECT. Except as specifically provided for herein the Contribution and Merger Agreement shall otherwise remain in full force and effect.

     18. PUBLIC ANNOUNCEMENTS. The Parties will agree upon the timing and content of the initial press release describing this Amendment and will not make statements prior to or following such release that are inconsistent therewith.

     19. COUNTER PARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                         NEXTEL COMMUNICATIONS, INC.


                                         By: /s/Brian McAuley


                                         MOTOROLA, INC.


                                         By:/s/Christopher B. Galvin


                                         ESMR, INC.


                                         By:/s/Richard D. Severns


                                         ESMR SUB, INC.


                                         By:/s/Richard D. Severns


                                         METRACOM TRUNKED RADIO COMMUNI-
                                         CATIONS SYSTEMS, INC.


                                         By:/s/Richard D. Severns




                                         MIJAC ENTERPRISES, INC.


                                         By:/s/Richard D. Severns


                                         MOTOROLA SF, INC.


                                         By:/s/Richard D. Severns


                                         MOTOROLA SMR, INC.


                                         By:/s/Richard D. Severns


                                         NATIONAL TOWER TRUNKING SYSTEMS,
                                         INC.


                                         By:/s/Richard D. Severns


                                         AIRWAVE COMMUNICATIONS CORP.


                                         By:/s/Richard D. Severns


                                         MOTOROLA CANADA LIMITED


                                         By:/s/Joyce Borden-Reed